   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2001

                                                REGISTRATION NO. _______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               MediaX Corporation
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             Nevada                                        84-1107138
--------------------------------------------------------------------------------
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                         Identification No.)

      3455 La Cienega Boulevard, Building C, Los Angeles, California 90016
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including ZIP Code)

             Fee Agreement For Legal Services with Richard O. Weed,
                    MediaX Corporation 2001 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                 Nancy Poertner, President, MediaX Corporation,
      3455 La Cienega Boulevard, Building C, Los Angeles, California 90016
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (310) 815-8002
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                     PROPOSED             PROPOSED
                                AMOUNT OF             MAXIMUM              MAXIMUM        AMOUNT OF
  TITLE OF SECURITIES            SHARES              OFFERING             AGGREGATE      REGISTRATION
   TO BE REGISTERED         TO BE REGISTERED      PRICE PER SHARE    OFFERING PRICE(1)       FEE
  -------------------       ----------------      ---------------    -----------------   ------------

$.0001 par value
 common stock                     500,000            $ .23(1)             $115,000          $ 28.75

$.0001 par value
 common stock
 underlying warrants              120,000            $2.50(2)             $300,000          $ 75.00

$.0001 par value
 common stock
 underlying stock options       1,000,000            $ .23(3)             $230,000          $ 57.50

TOTALS                          1,620,000                                 $645,000          $161.25

----------

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of a date within five business days prior to the filing of this Registration Statement.

(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(g) under the Securities Act and is calculated upon the price at which the options may be exercised.

(3) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(g) under the Securities Act and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of a date within five business days prior to the filing of this Registration Statement.

                                   PROSPECTUS

                               MediaX Corporation
                     3455 La Cienega Boulevard, Building C,
                          Los Angeles, California 90016
                                 (310) 815-8002

                        1,620,000 Shares Of Common Stock

         This prospectus relates to the offer and sale by MediaX Corporation, a Nevada corporation ("MediaX"), of shares of its $.0001 par value per share common stock to certain employees, officers, directors and consultants (the "consultants") pursuant to a Consulting Agreement and the MediaX Corporation 2001 Stock Option Plan. Pursuant to a fee agreement for legal services entered into between MediaX and the consultant for payment of services rendered, MediaX is registering hereunder and then issuing, upon receipt of adequate consideration therefore, to the consultant 500,000 shares of common stock and 120,000 shares of common stock underlying certain stock options. Pursuant to the MediaX Corporation 2001 Stock Option Plan, 1,000,000 shares registered hereunder are issuable to employees, officers, directors and consultants covered by the plan.

         The common stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of MediaX within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. MediaX is not registering shares for any affiliates of the company. An affiliate is summarily, any director, executive officer or controlling shareholder of MediaX or anyone of its subsidiaries. An "affiliate" of MediaX is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If a consultant who is not now an "affiliate" becomes an "affiliate" of MediaX in the future, he would then be subject to Section 16(b) of the Exchange Act. The common stock is traded on the OTC Bulletin Board under the symbol "MXMX".

         A concurrent offering on a Form SB-2 Registration Statement covering 2,826,584 shares of MediaX common stock and 100,000 shares of MediaX common stock underlying warrants was declared effective by the Securities and Exchange Commission on November 15, 2000. Further, a concurrent offering on a Form SB-2 Registration Statement covering 1,059,322 shares of MediaX common stock and 1,059,322 shares of MediaX common stock underlying warrants was declared effective by the Securities and Exchange Commission on February 13, 2001. At the date of this prospectus, MediaX was still distributing under these offerings.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February 23, 2001

         This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contracts or other documents filed as an exhibit to either the registration statement or other filings by MediaX with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: MediaX Corporation, 3455 La Cienega Boulevard, Building C, Los Angeles, California 90016. MediaX's telephone number is (310) 815-8002.

         MediaX is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by MediaX under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. MediaX's common stock is traded on the OTC Bulletin Board of the NASDAQ Stock Market under the symbol "MXMX".

         No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by MediaX. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of MediaX since the date hereof.

                                TABLE OF CONTENTS


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.........................6

Item 1.  Plan Information....................................................6
         General Information.................................................6
         The Company.........................................................6
         Purposes............................................................6
         Common Stock........................................................6
         The Consultants.....................................................6
         No Restrictions on Transfer.........................................6
         Tax Treatment to the Consultants....................................6
         Tax Treatment to the Company........................................7
         Restrictions on Resales.............................................7

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION...............8

Item 2.  Registrant Information and Employee Plan Annual Information.........8
         Legal Opinion and Experts...........................................8
         Indemnification of Officers and Directors...........................8

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT...........................9

Item 3.  Incorporation of Documents by Reference.............................9

Item 4.  Description of Securities...........................................9

Item 5.  Interests of Named Experts and Counsel..............................9

Item 6.  Indemnification of Directors and Officers...........................9

Item 7.  Exemption from Registration Claimed................................11

Item 8.  Exhibits...........................................................11

Item 9.  Undertakings.......................................................11

SIGNATURES..................................................................14

EXHIBIT INDEX...............................................................15

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS


ITEM 1. PLAN INFORMATION

GENERAL INFORMATION

THE COMPANY

         MediaX has its principal executive offices at 3455 La Cienega Boulevard, Building C, Los Angeles, California 90016, where its telephone number is (310) 815-8002.

PURPOSES

         MediaX will issue common stock to certain consultants pursuant to consulting agreements entered into between these consultants and MediaX, which agreements have been approved by the Board of Directors of MediaX. The agreements are intended to provide a method whereby MediaX may be stimulated by the personal involvement of the consultants in MediaX's future prosperity, thereby advancing the interests of MediaX, and all of its shareholders. Further, common stock will be issued to certain consultants pursuant to the MediaX 2001 Stock Option Plan, approved by the Board of Directors of MediaX. A copy of the agreement and the Plan have been filed as exhibits to this registration statement.

COMMON STOCK

         The Board has authorized the issuance of up to 1,620,000 shares of the common stock to the consultants and upon effectiveness of this registration statement.

THE CONSULTANTS

         The consultants have agreed to provide their expertise and advice to MediaX for the purposes set forth in their agreements with MediaX.

NO RESTRICTIONS ON TRANSFER

         The consultants will become the record and beneficial owners of the shares of common stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock.

TAX TREATMENT TO THE CONSULTANTS

         The common stock is not qualified under Section 401(a) of the Internal Revenue Code. The consultants, therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the consultants receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed compensation for federal income tax purposes. The consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate,"
Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

TAX TREATMENT TO THE COMPANY

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax deductible expense by MediaX for federal income tax purposes in the taxable year of MediaX during which the recipient recognizes income.

RESTRICTIONS ON RESALES

         In the event that an affiliate of MediaX acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to MediaX. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. MediaX has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

                       DOCUMENTS INCORPORATED BY REFERENCE
                           AND ADDITIONAL INFORMATION

         MediaX hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended December 31, 1999, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10-QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by MediaX pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this prospectus, will be sent or given to participants by the registrant as specified by Rule 428(b)(1) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: MediaX Corporation, 3455 La Cienega Boulevard, Building C, Los Angeles, California, where its telephone number is (310) 815-8002.

LEGAL OPINION AND EXPERTS

         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of MediaX.

         The financial statements of MediaX Corporation incorporated by reference in this prospectus as of and for the year ended December 31, 1999 have been audited by Corbin & Wertz, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The financial statements of MediaX Corporation incorporated by reference in this prospectus as of and for the year ended December 31, 1998 have been audited by Davis & Co., CPAs, P.C., independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling MediaX, MediaX has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         MediaX hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                  (a) MediaX's latest Annual Report, whether filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

                  (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

ITEM 4. DESCRIPTION OF SECURITIES

         No description of the class of securities (i.e. the $.0001 par value common stock) is required under this item because the common stock is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is Sections 78.7502 and 78.751, the text of which is set forth below.

         SECTION 78.7502. DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         SECTION 78.751. AUTHORIZATION REQUIRED FOR DISCRETIONARY
INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

         1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

     EXHIBIT NO.          TITLE
     -----------          -----

          5. Opinion of Richard O. Weed regarding the legality of the securities registered.
         10.1             Fee Agreement for Legal Services with Richard O. Weed
         10.2             MediaX Corporation 2001 Stock Option Plan
         23.1             Consent of Richard O. Weed
         23.2             Consent of Davis & Co., CPA's, P.C.
         23.3             Consent of Corbin & Wertz

ITEM 9. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Los Angeles, State of California on February 20, 2001.

                                        MediaX Corporation
                                        (Registrant)


                                        By:  /s/ Nancy Poertner
                                             -----------------------------------
                                                 Nancy Poertner, President


         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:


          Signatures                     Title                         Date
          ----------                     -----                         ----
/s/ Nancy Poertner              President, Secretary,            February 20, 2001
-------------------------       Director
    Nancy Poertner

/s/ Rainer Poertner             Director                         February 20, 2001
------------------------
    Rainer Poertner

/s/ Matthew MacLaurin           Executive Vice President,        February 20, 2001
-----------------------         Director
    Matthew MacLaurin

/s/ Jackie Cabellon             Controller (Principal            February 20, 2001
---------------------           Accounting Officer)
    Jackie Cabellon

EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

   EXHIBIT
  NUMBER IN
REGISTRATION
  STATEMENT                                DESCRIPTION
------------                               -----------
      5.                 Opinion of Counsel
     10.1                Fee Agreement for Legal Services with Richard O. Weed
     10.2                MediaX Corporation 2001 Stock Option Plan
     23.1                Consent of Richard O. Weed, counsel to MediaX
     23.2                Consent of Davis & Co., CPA's, P.C.
     23.3                Consent of Corbin & Wertz
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